UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 25, 2026

Date of Report (date of earliest event reported)

McGraw Hill, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42764	87-1259704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8787 Orion Place

Columbus, OH 43240

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code): (614) 430-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	MH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

The Refinancing Transactions

On September 25, 2026, McGraw Hill, Inc. (the “Company”) issued a press release to announce that McGraw-Hill Education, Inc., the Company’s wholly-owned subsidiary (the “Issuer”) intends, subject to market conditions, to offer $500 million in aggregate principal amount of senior secured notes due 2033 (the “Notes”) in a private offering (the “Offering”). The Notes will be guaranteed by the Issuer’s parent, Mav Intermediate Holding II Corporation, and certain of the Issuer’s direct and indirect subsidiaries.

In connection with the Offering, the Issuer intends to (i) enter into an amendment to its senior secured cash flow credit agreement, to, among other things, extend the maturity of the revolving credit facility provided thereunder to 2031, increase the aggregate principal amount of available commitments under such revolving credit facility to $150 million and refinance the existing term loan facility (the “Existing Term Loan”) provided thereunder with a new first lien senior secured term loan B facility with a maturity of 2033 and an aggregate principal amount of $830 million (the “A&E Term Loan Facility”) and (ii) enter into an amendment to its senior secured ABL revolving credit agreement to, among other things, extend its maturity to 2031 (collectively, the “Credit Facilities Refinancing” and, together with the Offering, the “Refinancing Transactions”).

The Issuer intends to use the net proceeds from the Offering, together with borrowings under the A&E Term Loan Facility, to (i) redeem in full the Issuer’s outstanding 5.750% Secured Notes due 2028 (the “2022 Senior Secured Notes”) and (ii) refinance the Existing Term Loan.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In addition, the Company expects to voluntarily prepay $50 million under the Existing Term Loan on or prior to September 30, 2026.

This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, the related guarantees or any other security and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This Current Report does not constitute a notice of repayment of any outstanding indebtedness of the Company.

The information contained in this Item 7.01 of this Current Report and in Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated into any registration statement or other filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events

On September 25, 2026, the Issuer issued a conditional notice of redemption to holders of the 2022 Senior Secured Notes. We expect to redeem the 2022 Senior Secured Notes on October 9, 2026. The redemption is conditioned on the closing of the Offering and receipt of proceeds from the Refinancing Transactions sufficient to fund the redemption.

Forward-Looking Statements

This Current Report includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the offering of the Notes and the use of proceeds therefrom, the Refinancing Transactions and the repayment, redemption and refinancing of certain of the Issuer’s existing indebtedness. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. There are a number of risks, uncertainties and other important factors that could impact our ability to consummate the Refinancing Transactions on the terms described in this Current Report on Form 8-K, including those described under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in other filings made with the U.S. Securities and Exchange Commission. Any forward-looking statements the Company makes in this Current Report on Form 8-K speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release, dated September 25, 2026, issued by McGraw Hill, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRAW HILL, INC.

By:	/s/ David Stafford
Name:	David Stafford
Title:	Executive Vice President, General Counsel, Secretary

Date: September 25, 2026

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